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                                                                 Exhibit 4.11
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                                LITTELFUSE, INC.




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                             NOTE PURCHASE AGREEMENT

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                          DATED AS OF SEPTEMBER 1, 1998







                                   $60,000,000
                    6.16% SENIOR NOTES DUE SEPTEMBER 1, 2005




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



ii


                                                 TABLE OF CONTENTS
                                           (Not a Part of the Agreement)


1.       PURCHASE AND SALE OF NOTES...............................................................................1
     1.1.     Authorization of Notes..............................................................................1
     1.2.     The Closing.........................................................................................1
     1.3.     Purchase for Investment; ERISA......................................................................2
     1.4.     Source of Funds.....................................................................................2
     1.5.     Failure to Tender, Failure of Conditions............................................................4
     1.6.     Expenses............................................................................................4

2.       WARRANTIES AND REPRESENTATIONS...........................................................................5
     2.1.     Nature of Business..................................................................................5
     2.2.     Financial Statements; Debt; Material Adverse Change.................................................5
     2.3.     Subsidiaries and Affiliates.........................................................................6
     2.4.     Title to Properties; Patents, Trademarks, etc.......................................................6
     2.5.     Taxes...............................................................................................7
     2.6.     Pending Litigation..................................................................................7
     2.7.     Full Disclosure.....................................................................................8
     2.8.     Corporate Organization and Authority................................................................8
     2.9.     Charter Instruments, Other Agreements...............................................................8
     2.10.    Restrictions on Company and Subsidiaries............................................................9
     2.11.    Compliance with Law.................................................................................9
     2.12.    ERISA, etc..........................................................................................9
     2.13.    Environmental Compliance...........................................................................10
     2.14.    Sale of Notes is Legal and Authorized; Obligations are Enforceable.................................11
     2.15.    Governmental Consent to Sale of Notes..............................................................12
     2.16.    Private Offering of Notes..........................................................................12
     2.17.    No Defaults; Transactions Prior to Closing Date....................................................12
     2.18.    Use of Proceeds of Notes...........................................................................13

3.       CLOSING CONDITIONS......................................................................................13
     3.1.     Opinions of Counsel................................................................................14
     3.2.     Warranties and Representations True................................................................14
     3.3.     Officers'Certificates..............................................................................14
     3.4.     Legality...........................................................................................14
     3.5.     Private Placement Number...........................................................................14
     3.6.     Expenses...........................................................................................14
     3.7.     Other Purchasers...................................................................................15
     3.8.     Compliance with this Agreement.....................................................................15
     3.9.     Proceedings Satisfactory...........................................................................15

4.       PAYMENTS................................................................................................15
     4.1.     Mandatory Principal Amortization Payments..........................................................15
     4.2.     Optional Prepayments...............................................................................15
     4.3.     Partial Prepayment Pro Rata........................................................................17
     4.4.     Notation of Notes on Prepayment....................................................................17
     4.5.     No Other Optional Prepayments......................................................................17

5.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........................................................17
     5.1.     Registration of Notes..............................................................................17
     5.2.     Exchange of Notes..................................................................................18
     5.3.     Replacement of Notes...............................................................................19
     5.4.     Issuance Taxes.....................................................................................19

6.       COVENANTS...............................................................................................19
     6.1.     Net Worth..........................................................................................19
     6.2.     Fixed Charges Coverage.............................................................................20
     6.3.     Restricted Payments................................................................................20
     6.4.     Funded Debt; Subsidiary Debt.......................................................................21
     6.5.     Transfers of Property; Subsidiary Stock............................................................22
     6.6.     Merger, Consolidation, etc.........................................................................24
     6.7.     Liens..............................................................................................25
     6.8.     Restricted Investments.............................................................................27
     6.9.     Transactions with Affiliates.......................................................................27
     6.10.    Nature of Business.................................................................................28
     6.11.    Payment of Taxes and Claims........................................................................28
     6.12.    Maintenance of Properties; Corporate Existence; etc................................................28
     6.13.    Payment of Notes and Maintenance of Office.........................................................29
     6.14.    ERISA, etc.........................................................................................30
     6.15.    Pro-Rata Offers....................................................................................31
     6.16.    Private Offering...................................................................................31

7.       INFORMATION AS TO COMPANY...............................................................................31
     7.1.     Financial and Business Information.................................................................31
     7.2.     Officers'Certificates..............................................................................35
     7.3.     Accountants'Certificates...........................................................................36
     7.4.     Inspection.........................................................................................36

8.       EVENTS OF DEFAULT.......................................................................................36
     8.1.     Nature of Events...................................................................................36
     8.2.     Default Remedies...................................................................................38
     8.3.     Annulment of Acceleration of Notes.................................................................40

9.       INTERPRETATION OF THIS AGREEMENT........................................................................41
     9.1.     Terms Defined......................................................................................41
     9.2.     GAAP...............................................................................................55
     9.3.     Directly or Indirectly.............................................................................55
     9.4.     Section Headings and Table of Contents and Construction............................................56
     9.5.     Governing Law......................................................................................56

10.      MISCELLANEOUS...........................................................................................56
     10.1.    Communications.....................................................................................56
     10.2.    Reproduction of Documents..........................................................................57
     10.3.    Survival...........................................................................................58
     10.4.    Successors and Assigns.............................................................................58
     10.5.    Amendment and Waiver...............................................................................58
     10.6.    Payments on Notes..................................................................................60
     10.7.    Entire Agreement; Severability.....................................................................60
     10.8.    Duplicate Originals, Execution in Counterpart......................................................61

Annex 1  -........Information as to Purchasers
Annex 2  -........Payment Instructions at Closing
Annex 3  -........Information as to Company
Exhibit A.........-        Form of 6.16% Senior Note due September 1, 2005
Exhibit B1........-        Form of Company's Counsel Closing Opinion
Exhibit B2........-        Form of Purchaser's Special Counsel Closing Opinion
Exhibit C.........-        Form of Officers' Certificate
Exhibit D.........-        Form of Secretary's Certificate



                                Littelfuse, Inc.

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                             NOTE PURCHASE AGREEMENT

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                                   $60,000,000
                    6.16% SENIOR NOTES DUE SEPTEMBER 1, 2005

                          Dated as of September 1, 1998


TO EACH OF THE PURCHASERS
LISTED IN THE ATTACHED ANNEX 1


Ladies and Gentlemen:

         LITTELFUSE, INC., a Delaware corporation (together with its successors and assigns, the "Company"), hereby agrees with you as follows:

1.       PURCHASE AND SALE OF NOTES

         1.1......Authorization of Notes.

         The Company will authorize the issuance and sale of Sixty Million Dollars ($60,000,000) in the aggregate principal amount of its six and sixteen one-hundredths percent (6.16%) Senior Notes due September 1, 2005 (the "Notes," such term to include each Note delivered from time to time in accordance with the Note Purchase Agreement). The Notes shall be substantially in the form of Exhibit A and shall have the terms as herein and therein provided.

         1.2......The Closing.

                  (a) Purchase and Sale of Notes. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth next to your name on Annex 1 at one hundred percent (100%) of the principal amount thereof. Your obligation hereunder and the obligations of the other Purchasers are several and not joint obligations and you shall have no obligation hereunder and no liability to any person for the performance or non-performance by any other Purchaser hereunder.

                  (b) The Closing. The closing (the "Closing") of the Company's sale of Notes will be held on September 1, 1998 (the "Closing Date") at 10:00 a.m., local time, at the office of Gardner, Carton & Douglas, 3400 Quaker Tower, 321 North Clark Street, Chicago, Illinois 60610. At the Closing, the Company will deliver to you one or more Notes (as indicated next to your name on Annex 1), in the denominations indicated on Annex 1, in the aggregate principal amount of your purchase, dated the Closing Date and payable to you or payable as indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2.

         1.3......Purchase for Investment; ERISA.

                  (a) Purchase for Investment. You represent to the Company that you are purchasing the Notes listed on Annex 1 next to your name for your own account for investment and with no present intention of distributing the Notes or any part thereof, but without prejudice to your right at all times to:

                           (i) sell or  otherwise  dispose of all or any part of
                  the Notes under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act; and

                           (ii) have control over the disposition of all of your
                  assets to the fullest extent required by any applicable insurance law.

         It is understood that, in making the representations set out in Section 2.14(a) and Section 2.15, the Company is relying, to the extent applicable, upon your representation in the immediately preceding sentence.

         1.4......Source of Funds.

          .........You  represent that at least one of the following  statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of
         Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d)      the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                  (g) if you are an insurance company and the Source includes assets of your general account, the acquisition of the Notes by the Purchasers is exempt under PTE 95-60 (issued July 12, 1995); or

                  (h) if you are an insurance company, the source of funds from which your investment is to be made is a general account of an insurance company, and the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any Benefit Plan (as defined by the annual statement for life insurance companies approved by the National Association of Insurance approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other Benefit Plans maintained by the same employer (or affiliate thereof as defined in Department of Labor Prohibited Transaction Exemption ("PTE") 95-60) or by the same employee organization (as defined by the NAIC Annual Statement) in he general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company (for purposes of the percentage limitation in this clause (h), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of a plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis).

As used in this Section 1.4, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         1.5.     Failure to Tender, Failure of Conditions.

         If at the Closing the Company fails to tender to you the Notes to be purchased by you thereat, or if the conditions specified in Section 3 to be fulfilled at the Closing have not been fulfilled, you may thereupon elect to be relieved of all further obligations hereunder. Nothing in this Section 1.4 shall operate to relieve the Company from any of its obligations hereunder or to waive any of your rights against the Company.

         1.6.     Expenses.

                  (a) Generally. Whether or not the Notes are sold, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating hereto, including, but not limited to:

               (i) the cost of reproducing this Agreement, the Notes and the other documents delivered in connection with the Closing;

               (ii) the fees and  disbursements of your special counsel incurred in connection herewith;

               (iii)the cost of  delivering  to your home  office  or  custodian bank, insured to your satisfaction, the Notes purchased by you at the Closing; and

               (iv) the fees, expenses and costs incurred in complying with each of the conditions to closing set forth in Section 3.

                  (b) Counsel. Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, at the Closing, the statement for fees and disbursements of your special counsel presented at the Closing and the Company will also pay upon receipt of any statement therefor each additional statement for fees and disbursements of your special counsel rendered after the Closing in connection with the issuance of the Notes or the matters referred to in
         Section 1.5(a).

                  (c)  Survival.  The  obligations  of the  Company  under  this
         Section 1.5, Section 5.4, Section 8.2(e) and Section 10.5(d) shall survive the payment of the Notes and the termination hereof.

2.       WARRANTIES AND REPRESENTATIONS

         To induce you to enter into this Agreement and to purchase the Notes listed on Annex 1 next to your name, the Company warrants and represents, as of the Closing Date, as follows:

         2.1.     Nature of Business.

         The Confidential Offering Memorandum, prepared by the Placement Agent (together with all exhibits and annexes thereto, the "Offering Memorandum") (a copy of which previously has been delivered to you), correctly describes the general nature of the business and principal Properties of the Company and the Subsidiaries as of the Closing Date.

         2.2.     Financial Statements; Debt; Material Adverse Change.

                  (a) Financial Statements. The Company has provided you with its financial statements described in Part 2.2(a) of Annex 3. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of such dates (reflecting "fresh-start reporting" at December 27, 1991) and the results of their operations and cash flows for such periods.

                  (b) Debt. Part 2.2(b) of Annex 3 lists all Debt of the Company and the Subsidiaries as of the Closing Date, and provides the following information with respect to each item of such Debt:

                           (i)      the type thereof,

                           (ii)     the holder thereof,

                           (iii)    the outstanding amount,

                           (iv) the current portion, if any, and (v) the collateral securing such Debt, if any.

                  (c) Material Adverse Change. Since December 31, 1997, there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of the Company or any of the Subsidiaries except changes in the ordinary course of business that, in the aggregate for all such changes, could not reasonably be expected to have a Material Adverse Effect.

         2.3.     Subsidiaries and Affiliates.

         Part 2.3 of Annex 3 sets forth:

                  (a) the name of each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary, and

                  (b) to the extent that such information is not disclosed in the Offering Memorandum, a description of the Affiliates (other than individuals) and the nature of their affiliation.

Each of the Company and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

         2.4.     Title to Properties; Patents, Trademarks, etc.

                  (a) Each of the Company and the Subsidiaries has good and marketable title to all of the real Property, and good title to all of the other Property, reflected in the most recent statement of financial condition referred to in Part 2.2(a) of Annex 3 (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have such good and marketable title as are immaterial to such financial statements and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. All such Property is free from Liens not permitted by Section 6.7.

                  (b) Each of the Company and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         2.5.     Taxes.

                  (a)      Returns Filed; Taxes Paid.

                           (i) All tax  returns  required to be filed by each of
                  the Company and each Subsidiary and any other Person with which the Company or any Subsidiary files or has filed a consolidated return in any jurisdiction have been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon each of the Company, such Subsidiary and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such tax returns and such tax payments that could not, in the aggregate for all such tax returns and payments, reasonably be expected to have a Material Adverse Effect.

                           (ii)  All  liabilities  of each of the  Company,  the
                  Subsidiaries and the other Persons referred to in the preceding clause (i) with respect to federal income taxes have been finally determined except for the fiscal years 1994 through 1997, the only years not closed by the completion of an audit or the expiration of the statute of limitations.

                  (b)      Book Provisions Adequate.

                           (i) The amount of the liability  for taxes  reflected
                  in each of the statements of financial condition referred to in Part 2.2(a) of Annex 3 is in each case an adequate provision for taxes as of the dates of such statements of financial condition (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

                           (ii) The Company does not know of any proposed additional tax assessment against it or any such Person that is not reflected in full in the most recent statement of financial condition referred to in Part 2.2(a) of Annex 3.

         2.6.     Pending Litigation.

                  (a) There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

         2.7.     Full Disclosure.

         The financial statements referred to in Part 2.2(a) of Annex 3 do not, nor does this Agreement, the Offering Memorandum or any written statement furnished by or on behalf of the Company to you in connection with the negotiation or the closing of the sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

         2.8.     Corporate Organization and Authority.

         Each of the Company and the Subsidiaries:

               (a)  is a corporation duly incorporated,  validly existing and in
                    good  standing  under  the  laws  of  its   jurisdiction  of
                    incorporation;

               (b) has all legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

               (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect; and

               (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state (each of which states is listed in Part 2.8(d) of Annex 3) where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

         2.9.     Charter Instruments, Other Agreements.

         Neither the Company nor any Subsidiary is in violation in any respect of any term of any charter instrument or bylaw. Neither the Company nor any Subsidiary is in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Properties may be bound except for such failures that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         2.10.    Restrictions on Company and Subsidiaries.

         Neither the Company nor any Subsidiary:

                  (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, charters and corporate restrictions, could reasonably be expected to have a Material Adverse Effect;

                  (b) is a party to any contract or agreement that restricts the right or ability of such corporation to incur Debt, other than this Agreement and the agreements listed in Part 2.10(b) of Annex 3, none of which restricts the issuance and sale of the Notes or the performance of the Company hereunder or under the Notes, and true, correct and complete copies of each of which have been provided to you; or

                  (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 6.7.

         2.11.    Compliance with Law.

         Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, which violations, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         2.12.    ERISA, etc.

                  (a) Prohibited Transactions. Neither the execution of this Agreement nor the purchase of the Notes by you will constitute a "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the IRC). The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representations in Section 1.4 hereof as to the source of funds used by you.

                  (b)      Pension Plans.

                           (i) Compliance with ERISA.  The Company and the ERISA
                  Affiliates are in compliance with ERISA, except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

                           (ii) Funding Status. No "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists with respect to any Pension Plan.

                           (iii) PBGC.  No  liability to the PBGC has been or is
                  expected to be incurred by the Company or any ERISA Affiliate with respect to any Pension Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No circumstance exists that constitutes grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

                           (iv) Multiemployer Plans. Neither the Company nor any
                  ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan. There have been no "reportable events" (as defined in section 4043 of ERISA) with respect to any Multiemployer Plan that could result in the termination of such Multiemployer Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

                  (c) Foreign Pension Plans. All Foreign Pension Plans have been established, operated, administered and maintained in compliance in all material respects with all laws, regulations and orders applicable thereto. Except where it would not have, either individually or in the aggregate, a Material Adverse Effect, all premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws, regulations and orders have been paid or accrued as required.

                    (d)  Information   in  Annex.   Part   2.12(d)  of  Annex  3
                         identifies each:

                           (i)      ERISA Affiliate;

                           (ii)     Pension Plan;

                           (iii)    Multiemployer Plan; and

                           (iv)     Foreign Pension Plan.

         2.13.    Environmental Compliance.

                  (a) Compliance. Each of the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business and in which the failure so to comply, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

                  (b) Liability. Neither the Company nor any Subsidiary is subject to any liability under any Environmental Protection Laws that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

                  (c) Notices. Neither the Company nor any Subsidiary has received any:

                           (i) notice from any  Governmental  Authority by which
                  any of its present or previously-owned or leased Properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site or candidate for removal or closure pursuant to any Environmental Protection Law;

                           (ii) notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased Properties; or

                           (iii) any  communication,  written or oral,  from any
                  Governmental Authority concerning action or omission by the Company or such Subsidiary in connection with its ownership or leasing of any Property resulting in the release of any hazardous substance resulting in any violation of any Environmental Protection Law;

         where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

          2.14.  Sale  of  Notes  is  Legal  and  Authorized;   Obligations  are
          Enforceable.

                  (a) Sale of Notes is Legal and Authorized. Each of the issuance, sale and delivery of the Notes by the Company, the execution and delivery hereof by the Company and compliance by the Company with all of the provisions hereof and of the Notes;

                    (i)  is within the corporate powers of the Company; and

                           (ii) is legal and does not conflict  with,  result in
                  any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Properties may be bound.

                  (b) Obligations are Enforceable. Each of this Agreement and the Notes has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by duly authorized officers of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability hereof and of the Notes may be:

                           (i) limited by applicable bankruptcy, reorganization,
                  arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally; and

                           (ii)  subject  to  the   availability   of  equitable
                              remedies.

         2.15.    Governmental Consent to Sale of Notes.

         Neither the nature of the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes and the execution and delivery of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

         2.16.    Private Offering of Notes.

         Neither the Company nor the Placement Agent (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar Security of the Company, other than employees of the Company) has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Purchasers and not more than thirty nine
(39) other institutional investors, each of whom was offered all or a portion of the Notes at private sale for investment.

         2.17.    No Defaults; Transactions Prior to Closing Date.

                  (a) No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the issuance of the Notes, would constitute a Default or an Event of Default. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) The Company has not entered into any transaction since the date of the most recent statement of financial condition referred to in
         Part 2.2(a) of Annex 3 that would have been prohibited by Section 6.1 through Section 6.9, inclusive, had such Sections applied since such date.

         2.18.    Use of Proceeds of Notes.

                  (a) Use of Proceeds. The Company will apply the proceeds from the sale of the Notes in the manner specified in Part 2.18(a) of Annex 3.

                  (b) Margin Securities. None of the transactions contemplated herein and in the Notes (including, without limitation, the use of the proceeds from the sale of the Notes) violates, will violate or will result in a violation of section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The obligations of the Company under this Agreement and the Notes are not and will not be directly or indirectly secured by any Margin Security, and no Notes are being sold on the basis of any such collateral.

                  (c) Absence of Foreign or Enemy Status. Neither the Company nor any Subsidiary is an "enemy" or an "ally of the enemy" within the meaning of section 2 of the Trading with the Enemy Act (50 U.S.C. App. ss.ss. 1 et seq.), as amended. Neither the Company nor any Subsidiary is in violation of, and neither the issuance and sale of the Notes by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate, the Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R., Subtitle B, Chapter V).

3.       CLOSING CONDITIONS

         Your obligation to purchase and pay for the Notes to be delivered to you at the Closing is subject to the following conditions precedent:

         3.1.     Opinions of Counsel.

         You shall have received from

                  (a)      Chapman and Cutler, counsel for the Company, and

                  (b)      Gardner, Carton & Douglas, your special counsel,

closing opinions, each dated as of the Closing Date, substantially in the respective forms set forth in Exhibit B1 and Exhibit B2 and as to such other matters as you may reasonably request. This Section 3.1 shall constitute direction by the Company to such counsel named in the foregoing clause (a) to deliver such closing opinion to you.

         3.2.     Warranties and Representations True.

         The warranties and representations contained in Section 2 shall be true on the Closing Date with the same effect as though made on and as of that date.

         3.3.     Officers' Certificates.

         You shall have received:

                    (a) a certificate dated the Closing Date and signed by two Senior Officers, substantially in the form of Exhibit C; and

                    (b) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D.

         3.4.     Legality.

         The Notes shall on the Closing Date qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

         3.5.     Private Placement Number.

         The Company shall have obtained or caused to be obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's Corporation and you shall have been informed of such private placement number.

         3.6.     Expenses.

         All fees and disbursements required to be paid pursuant to Section 1.6(b) shall have been paid in full.

         3.7.     Other Purchasers.

         None of the other Purchasers shall have failed to execute and deliver this Agreement or to accept delivery of or make payment for the Notes to be purchased by it on the Closing Date.

         3.8.     Compliance with this Agreement.

         Each of the Company and the Subsidiaries shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Company and the Subsidiaries on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

         3.9.     Proceedings Satisfactory.

         All proceedings taken in connection with the issuance and sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

4.       PAYMENTS

         4.1.     Mandatory Principal Amortization Payments.

         The Company shall pay, and there shall become due and payable, the following principal amounts of the Notes on September 1 in each year beginning on September 1, 1999 and ending on September 1, 2005, inclusive (each, a "Mandatory Principal Amortization Payment"):

         September 1, 1999                          $5,000,000
         September 1, 2000                          $5,000,000
         September 1, 2001                          $10,000,000
         September 1, 2002                          $10,000,000
         September 1, 2003                          $10,000,000
         September 1, 2004                          $10,000,000
         September 1, 2005                          $10,000,000 (final maturity)

         Each Mandatory Principal Amortization Payment shall be at one hundred percent (100%) of the principal amount payable, together with interest accrued thereon to the date of payment. Without limitation of the foregoing, all of the principal of the Notes remaining outstanding on September 1, 2005 (if any), together with interest accrued thereon, shall become due and payable on September 1, 2005.

         4.2.     Optional Prepayments.

                    (a) Optional Prepayments. The Company may at any time after the Closing Date prepay the principal amount of the Notes in part, in integral multiples of One Million Dollars ($1,000,000), or in whole, in each case together with: (i) an amount equal to the Make-Whole Amount at such time in respect of the principal amount of the Notes being so prepaid; and

                           (ii) interest on such principal amount then being prepaid accrued to the prepayment date.

                  (b) Notice of Optional Prepayment. The Company will give notice of any optional prepayment of the Notes to each holder of Notes not less than thirty (30) days or more than sixty (60) days before the date fixed for prepayment, specifying:

                    (i)  such date;

                    (ii) the Section  hereof under which the prepayment is to be made;

                    (iii)the  principal  amount  of each Note to be  prepaid  on such date;

                    (iv) the  interest to be paid on each such Note,  accrued to the date fixed for prepayment; and

                    (v) a reasonably detailed calculation of an estimated Make-Whole Amount, if any (calculated as if the date of such notice was the date of prepayment), due in connection with such prepayment.

         Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with the Make-Whole Amount as of the specified prepayment date with respect thereto, if any, and accrued interest thereon shall become due and payable on the specified prepayment date. Two (2) Business Days prior to the making of such prepayment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer specifying the details of the calculation of such Make-Whole Amount as of the specified prepayment date, together with a copy of the Applicable H.15 used in determining the Make-Whole Discount Rate (as both such terms are defined in the definition of Make-Whole Amount) in respect of such prepayment.

                  (c) Effect of Prepayment. Each prepayment of Notes pursuant to
         this  Section  4.2  shall  be  applied  to  the   Mandatory   Principal
         Amortization Payments in inverse order of maturity.

         4.3. Partial Prepayment Pro Rata. If at the time any required prepayment or optional prepayment under Section 4.1 or Section 4.2 is due there is more than one Note outstanding, the aggregate principal amount of each required or optional partial prepayment of the Notes shall be allocated among the holders of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes then outstanding, with adjustments, to the extent practicable, to equalize for any prior prepayments not in such proportion.

         4.4.     Notation of Notes on Prepayment.

         Upon any partial prepayment of a Note, such Note may, at the option of the holder thereof be:

                    (a) surrendered to the Company pursuant to Section 5.2 in exchange for a new Note in principal amount equal to the principal amount remaining unpaid on the surrendered Note;

                    (b) made available to the Company for notation thereon of the portion of the principal so prepaid; or

                    (c) marked by such holder with a notation thereon of the portion of the principal so prepaid.

In case the entire principal amount of any Note is paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

         4.5.     No Other Optional Prepayments.

         Except as provided in Section 4.2 or in accordance with an offer made in compliance with Section 6.15, the Company may not make any optional prepayment (whether directly or indirectly by purchase or other acquisition) in respect of the Notes.

5.       registration; exchange; substitution of notes

         5.1.     Registration of Notes.

         The Company will cause to be kept at its office maintained  pursuant to
Section 6.13 a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof.

         5.2.     Exchange of Notes.

                  (a) Upon surrender of any Note at the office of the Company maintained pursuant to Section 6.13 duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and, within five (5) Business Days after such surrender, deliver, at the Company's expense (except as provided below), new Notes in exchange therefor, in denominations of at least the Applicable Minimum Denomination, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall, subject to Section 5.2(d), be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

                  (b) The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note.

                  (c) Each holder of Notes agrees that, in the event it shall sell or transfer any Note without surrendering such Note to the Company as set forth in Section 5.2(a), it shall:

                           (i) prior to the delivery of such Note, make a notation thereon of all principal, if any, paid on such Note and shall also indicate thereon the date to which interest shall have been paid on such Note; and

                           (ii) promptly  notify (or cause the transferee of any
                  such Note to notify) the Company of the name and address of the transferee of any such Note so transferred and the effective date of such transfer.

                  (d) Notwithstanding anything else in this Section 5.2 or elsewhere in this Agreement to the contrary, each holder of Notes agrees that such holder will not at any time (except with the written consent of the Company) sell or transfer any Note to any other Person (other than to a Investor Affiliate of such holder) unless the outstanding principal amount of such Note at such time, aggregated with the outstanding principal amount of each other Note sold or transferred at such time to such other Person (or group of other Persons that are Investor Affiliates of one another) and the aggregate principal amount of Notes (if any) already held by such other Person (or group of other Persons that are Investor Affiliates of one another), equals or exceeds the Applicable Minimum Denomination at such time.

         5.3.     Replacement of Notes.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor's nominee) and such loss, theft, destruction or mutilation), and

          (a) In the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an Institutional Investor or a nominee of such Institutional Investor, such Institutional Investor's own unsecured agreement of indemnity shall be deemed to be satisfactory for such purpose), or

          (b) In the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense will execute and, within five (5) Business Days after such receipt, deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         5.4.     Issuance Taxes.

         The Company will pay all taxes (if any) due in connection with and as the result of the initial issuance and sales of the Notes and in connection with any modification of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes, provided that this Section 5.4 shall not be construed to require the Company to pay, or to save any holder of Notes harmless against any liabilities with respect to, any income tax imposed on any holder of Notes. The obligations of the Company under this Section 5.4 shall survive the payment or prepayment of the Notes and the termination hereof.

6.       COVENANTS

         The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

         6.1.     Net Worth.

         The Company will not at any time permit Consolidated Net Worth to be less than Fifty-Five Million Dollars ($55,000,000).

         6.2.     Fixed Charges Coverage.

         The Company will not at any time permit the ratio of:

                  (a)      the result of

                           (i) Consolidated Operating Cash Flow for the period of four (4) consecutive fiscal quarters of the Company then most recently ended, minus

                           (ii) the  aggregate  amount of  Capital  Expenditures
                  incurred by the Company and the Subsidiaries during such period;

to
                  (b)      Consolidated Fixed Charges for such period;

to be less than 1.5 to 1.0

         6.3.     Restricted Payments.
         The Company will not, and will not permit any Subsidiary to, declare or make, or become obligated to declare or make, any Restricted Payment unless:

                  (a) Immediately after, and after giving effect to, such Restricted Payment, Consolidated Net Worth would be equal to at least the following amounts during the following periods:

                                              Period                              Consolidated Net Worth
                  Closing Date through January 1, 2000                                         $70,000,000
                  January 2, 2000 through December 30, 2000                                     75,000,000
                  December 31, 2000 through December 29, 2001                                   80,000,000
                  December 30, 2001 through December 28, 2002                                   85,000,000
                  December 29, 2002 through January 3, 2004                                     90,000,000
                  January 4, 2004 through January 1, 2005                                       95,000,000
                  January 2, 2005 through Maturity                                             100,000,000

                  For purposes of determining whether a particular Restricted Payment will cause the Consolidated Net Worth to fall below the above-described applicable Consolidated Net Worth threshold amount, it shall be assumed that the Consolidated Net Worth immediately prior to such Restricted Payment shall be equal to the Consolidated Net Worth reflected in the most recent Form 10-Q filed by the Company with the Securities and Exchange Commission or, if the Company has filed a Form 10-K with the Securities and Exchange Commission since the filing of its most recent Form 10-Q, the Consolidated Net Worth reflected in such Form 10-K.

                  (b) at the time of such declaration, making or becoming obligated and immediately before, and after giving effect to, such Restricted Payment and any concurrent transactions;

                    (i) no Default or Event or Default exists or would exist, and

                    (ii) the Company  would be  permitted by the  provisions  of
                         Section 6.4(a) to incur at least One Dollar ($1.00) of additional Funded Debt.

         6.4.     Funded Debt; Subsidiary Debt.

                  (a) Funded Debt. The Company will not, and will not permit any Subsidiary to, at any time after the Initial issuance and sale of the Notes, incur or in any other manner become liable in respect of any Funded Debt (other than Funded Debt of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary) unless, after giving effect thereto and to any concurrent application of the proceeds of such Funded Debt, the ratio of:

                           (i)      Consolidated Funded Debt;

to
                           (ii) Consolidated  Operating Cash Flow for the period
                  of four (4) consecutive fiscal quarters of the Company then most recently ended;

would not exceed 3.25 to 1.0.

                  (b) Subsidiary Debt. The Company will not permit any Subsidiary to, at any time after the initial issuance and sale of the Notes, incur or in any other manner become liable in respect of any Debt (other than Debt of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary) unless, after giving effect thereto and to any concurrent application of the proceeds of such Debt, (i) Total Subsidiary Debt, plus (ii) Debt secured by Liens incurred pursuant to
         Section 6.7(a)(viii), would not exceed five percent (5%) of Consolidated Capitalization and provided further that such Debt could be incurred pursuant to paragraph (a) of this Section 6.4.

                  (c)      Deemed Incurrences.  For purposes hereof:

                           (i) each Person any of whose  outstanding  Debt is at
                  any time sold, transferred or otherwise disposed of by the Company or a Subsidiary shall be deemed to have incurred all such Debt at the time of such sale, transfer or other disposition;

                           (ii) each Person that becomes a Subsidiary  after the
                  Closing Date will be deemed to have incurred all Debt of such Person at the time such Person becomes a Subsidiary; and

                           (iii) each Person that at any time  extends,  renews,
                  refunds or refinances any Debt will be deemed to have incurred such Debt at such time.

         6.5.     Transfers of Property; Subsidiary Stock.

                  (a) Transfers of Property. The Company will not, and will not permit any Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Property (collectively, "Transfers"), except:

                    (i) Transfers of inventory and of unuseful, obsolete or worn out Property, in each case in the ordinary course of business of the Company or such Subsidiary;

                    (ii) Transfers from a Subsidiary to the Company or to a Wholly-Owned Subsidiary; and

                    (iii)  any other  Transfer  of  Property  at any time to any
               Person,   other  than  to  an   Affiliate,   for  an   Acceptable
               Consideration if:

                    (A)  the sum of

                    (1)  the current book value of such Property, plus

                    (2) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred (other than in Transfers referred to in the foregoing clause (i) and clause (ii) (collectively, "Excluded Transfers")) during the period of three hundred sixty-five (365) days ended at the time of such Transfer, would not exceed five percent (5%) of Consolidated Assets determined immediately prior to giving effect to such Transfer;

                                    (B)     the sum of

                    (1)  the current book value of such Property, plus

                    (2) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred (other than in Excluded Transfers) during the period commencing on the Closing Date and ended at the time of such Transfer, would not exceed twenty-five percent (25%) of Consolidated Assets determined immediately prior to giving effect to such Transfer; and

                                    (C)   immediately   before   and  after  the
                           consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist.

                  (b) Transfers of Subsidiary Stock. The Company will not, and will not permit any Subsidiary to, Transfer any shares of the stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary (such stock, warrants, rights, options and other Securities herein called "Subsidiary Stock"), nor will any Subsidiary issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                    (i) the issuance by a Subsidiary of shares of its own Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

                    (ii) Transfers (other than leases) by the Company or a Subsidiary of shares of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

                    (iii) the issuance by a Subsidiary of directors'  qualifying shares; and

                    (iv) the Transfer of all of the Subsidiary Stock of a Subsidiary owned by the Company and the other Subsidiaries if:

                    (A) such Transfer satisfies the requirements of Section 6.5(a)(iii);

                    (B) in connection with such Transfer the entire investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Subsidiaries in such Subsidiary is Transferred to a Person other than
                         (1) the Company or (2) a Subsidiary not simultaneously being disposed of;

                    (C) the Subsidiary being disposed of has no continuing investment in any other Subsidiary not simultaneously being disposed of or in the Company; and

                    (D) immediately before and after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist.

For purposes of determining the book value of Property constituting Subsidiary Stock being Transferred as provided in clause (iv) above, such book value shall be deemed to be the aggregate book value of all assets of the Subsidiary that shall have issued such Subsidiary Stock.

         6.6.     Merger, Consolidation, etc.

                  (a) Merger and Consolidation. The Company will not, and will not permit any Subsidiary to, merge with or into or consolidate with or into any other Person or permit any other Person to merge or consolidate with or into it (except that a Subsidiary may merge into or consolidate with the Company or a Wholly-Owned Subsidiary if the Company or such Wholly-Owned Subsidiary is the surviving corporation), provided that the foregoing restriction does not apply to the merger or consolidation of the Company with another corporation if:

                           (i) the corporation  that results from such merger or
                  consolidation (the "Surviving Corporation") is organized under the laws of the United States of America or any state thereof;

                           (ii) the due and punctual payment of the principal of
                  and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company, are expressly assumed or acknowledged by the Surviving Corporation pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company causes to be delivered to each holder of Notes an opinion of independent counsel, in form, scope and substance satisfactory to the Required Holders, to the effect that such agreements and instruments are enforceable in accordance with their terms; and

                           (iii) immediately prior to, and immediately after the
                  consummation of the transaction, and after giving effect thereto,

                    (A) no Default or Event of Default exists or would exist, and

                    (B) the Surviving Corporation would be permitted by the provisions of Section 6.4(a) to incur at least One Dollar ($1.00) of additional Funded Debt.

                  (b) Acquisition of Stock, etc. The Company will not, and will not permit any Subsidiary to, acquire any stock of any corporation if upon completion of such acquisition such corporation would be a Subsidiary, or acquire all of the Property of, or such of the Property as would permit the transferee to continue any one or more integral business operations of, any Person unless, immediately after the consummation of such acquisition, and after giving effect thereto,

                    (i) no Default or Event of Default exists or would exist, and

                    (ii) the Company  would be  permitted by the  provisions  of
                         Section 6.4(a) to incur at least One Dollar ($1.00) of additional Funded Debt.

         6.7.     Liens.

                  (a) Negative Pledge. The Company will not, and will not permit any Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, to be subject to any Lien except:

                           (i) Liens  securing  Property  taxes,  assessments or
                  governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 6.11;

                           (ii)     Liens

                         (A) arising from judicial attachments and judgments,

                         (B) securing appeal bonds or supersedeas bonds, and

                         (C)  arising  in  connection  with  court   proceedings
                    (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

                  provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being actively contested in good faith and by appropriate proceedings, (3) adequate book reserves shall have been established and maintained and shall exist with respect thereto and (4) the aggregate amount so secured shall not at any time exceed Three Million Dollars ($3,000,000);

                         (iii) Liens  incurred or deposits  made in the ordinary
                    course of business

                                    (A)    in    connection     with    workers'
                           compensation, unemployment insurance, social security and other like laws, and

                                    (B) to secure the  performance of letters of
                           credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 6.7(a)(ii) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                           (iv) Liens in the nature of reservations, exceptions,
                  encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances do not in the aggregate detract from the value of such Properties or interfere with the use of such Property in the ordinary conduct of the business of the Company and the Subsidiaries in a manner that has or could reasonably be expected to have a Material Adverse Effect;

                           (v) Liens on Property of a Subsidiary,  provided that
                  such Liens secure only obligations owing to the Company;

                           (vi) Liens in existence on the Closing Date  securing
                  Debt,   provided   that  such  Liens  are  described  in  Part
                  6.7(a)(vi) of Annex 3;

                           (vii) Purchase  Money Liens,  if, after giving effect
                  thereto and to any concurrent transactions:

                    (A) each such Purchase Money Lien secures Debt in an amount not exceeding eighty percent (80%) of the cost of acquisition or construction of the particular Property to which such Debt relates;

                    (B) such Property is useful, and intended to be used, in the ordinary course of business of the Company or a Subsidiary;

                    (C) the aggregate principal amount of all Debt secured by all such Purchase Money Liens does not at any time exceed five percent (5%) of Consolidated Capitalization; and

                    (D)  no Default or Event of Default would exist; and

                         (viii) In addition to Liens  permitted by the preceding
                    subparagraphs (i) through (vii), additional Liens securing Debt; provided that (i) such Debt shall be permitted to be incurred pursuant to Section 6.4(a) and (ii) the aggregate amount of Debt secured by Liens permitted by this subparagraph (viii) plus Debt incurred pursuant to Section 6.4(b), shall not at any time exceed five percent (5%) of Consolidated Capitalization.

                  (b) Equal and Ratable Lien; Equitable Lien. In case any Property shall be subjected to a Lien in violation of this Section 6.7, the Company will immediately make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of a Note an opinion, satisfactory in form and substance to the Required Holders, of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of Notes may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes (provided that, notwithstanding the foregoing, each holder of Notes shall have the right to elect at any time, by delivery of written notice of such election to the Company, to cause the Notes held by such holder not to be secured by such Lien or such equitable Lien). A violation of this Section 6.7 will constitute an Event of Default, whether or not any such provision is made pursuant to this Section 6.7(b).

                  (c) Financing Statements. The Company will not, and will not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is not prohibited to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 6.7 or to evidence for informational purposes a lessor's interest in Property leased to the Company or any such Subsidiary.

         6.8.     Restricted Investments.

         The Company will not, and will not permit any Subsidiary to make or permit to exist any Restricted Investment unless immediately after, and after giving effect to such Restricted Investment:

                  (a) the aggregate amount of all Restricted Investments held by the Company and the Subsidiaries at such time would not exceed ten percent (10%) of Consolidated Capitalization; and

                  (b) no Default or Event of Default exists or would exist.

         6.9.     Transactions with Affiliates.

         The Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company of such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate (provided that, with respect to salaries, bonuses and other compensation paid to officers and directors of the Company and of the Subsidiaries, such terms shall be fair and reasonable but need not be comparable to terms that would obtain in an arm's-length transaction).

         6.10.    Nature of Business.

         The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the general nature of the businesses of the Company and the Subsidiaries, taken as a whole, would be substantially changed from the businesses thereof described in the Offering Memorandum.

         6.11.    Payment of Taxes and Claims.

         The Company will, and will cause each Subsidiary to, pay before they become delinquent:

                    (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

                    (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property;

provided, that items of the foregoing description need not be paid

                           (i) while being actively  contested in good faith and
                  by appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto, and

                           (ii) so  long  as the  title  of the  Company  or the
                  Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

         6.12.    Maintenance of Properties; Corporate Existence; etc.

         The Company will, and will cause each Subsidiary to:

                  (a) Property - maintain its Property in good condition and working order, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

                  (b) Insurance - maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

                  (c) Financial Records - keep accurate and complete books of records and accounts in which accurate and complete entries shall be made of all its business transactions and that will permit the provision of accurate and complete financial statements in accordance with GAAP;

                  (d)      Corporate Existence and Rights -

                           (i) do or cause to be done all  things  necessary  to
                  preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and

                           (ii)     to maintain each Subsidiary as a Subsidiary,

in each case except as permitted by Section 6.5(b) and Section 6.6; and

                  (e)  Compliance  with  Law - not be in  violation  of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental Protection Law and
         OSHA) and not fall to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violations or failures to obtain, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.13.    Payment of Notes and Maintenance of Office.

         The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company set forth in Section 10.1 where notices, presentations and demands in respect hereof or of the Notes may be made upon it. Such office will be maintained at such address until such time as the Company shall notify the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

         6.14.    ERISA, etc.

                  (a) Compliance. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, and to comply with all other applicable provisions of ERISA.

                  (b) Relationship of Vested Benefits to Pension Plan Assets. The Company will not at any time permit the present value of all employees benefits vested under each Pension Plan to exceed the assets of such Pension Plan allocable to such vested benefits at such time, in each case determined pursuant to Section 6.14(c), if such excess, together with the excess (if any) of such present value over such assets for each other Pension Plan at such time, is more than Five Million Dollars ($5,000,000).

                  (c) Valuations. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans will be reasonable in the good faith judgment of the Company and will comply with all requirements of law.

                  (d) Prohibited Actions. The Company will not, and will not permit any ERISA Affiliate to:

                           (i) engage in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the IRC) that would result in the imposition of a material tax or penalty;

                           (ii) incur with respect to any Pension Plan any "accumulated funding deficiency" (as defined in section 302 of ERISA), whether or not waived;

                         (iii) terminate any Pension Plan in a manner that could
                    result in

                    (A) the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA, or

                    (B) the creation of any liability under section 4062 of ERISA;

                         (iv) fail to make any  payment  required by section 515
                    of ERISA; or

                           (v) at any  time  be an  "employer"  (as  defined  in
                  section 3(5) of ERISA) required to contribute to any Multiemployer Plan if, at such time, it could reasonably be expected that the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Company or any Subsidiary under any one or more Multiemployer Plans, could reasonably be expected to have a Material Adverse Effect.

                  (e) Foreign Pension Plans. The Company will, and will cause each Subsidiary to, make all required payments in respect of funding any Foreign Pension Plan applicable to such Person and otherwise comply with all applicable laws, statutes, rules and regulations governing or affecting such Foreign Pension Plan, except where the failure to make any such payment or the failure to so otherwise comply, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         6.15.    Pro-Rata Offers.

         The Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes unless the Company or such Subsidiary or Affiliate shall have offered to acquire Notes, pro rata, from all holders of the Notes and upon the same terms. In case the Company acquires any Notes, such Notes will immediately thereafter be canceled and no Notes will be issued in substitution therefor.

         6.16.    Private Offering.

         The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

7.       INFORMATION AS TO COMPANY

         7.1.     Financial and Business Information.

         The Company will deliver to each holder of Notes:

                  (a) Quarterly Statements - as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter, duplicate copies of:

                         (i) a consolidated  statement of financial condition of
                    the Company and the Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of operations and cash flows of the Company and the Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, and accompanied by the certificate required by Section 7.2;

                  (b) Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of:

                         (i)  consolidated  and   consolidating   statements  of
                    financial condition of the Company and the Subsidiaries, as at the end of such year, and

                           (ii) consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Company and the Subsidiaries for such year,

setting forth in each case in comparative form the figures for the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                                    (A)  In  the   case  of  such   consolidated
                           statements, an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

                    (B) a statement from such independent certified public accountants that such consolidating statements were prepared using the same work papers as were used in the preparation of such consolidated statements,

                    (C) a certification by a Senior Financial Officer that such consolidated and consolidating statements are complete and correct, and

                    (D)  the  certificates  required  by Section 7.2 and Section
                         7.3;

                  (c) Audit Reports - promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any management report, special audit report or comparable analysis prepared by them with respect to the books of the Company or any Subsidiary;

                  (d) SEC and Other Reports - promptly upon their becoming available, a copy of each financial statement, report (including, without limitation, each Quarterly Report on Form 10-Q, each Annual Report on Form 10-K and each Current Report on Form 8-K), notice or proxy statement sent by the Company or any Subsidiary to stockholders generally and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (e)      ERISA -

                    (i) Immediately upon becoming aware of the occurrence of any

                    (A) "reportable event" (as defined in section 4043 of ERISA), excluding, however, such events as to which the PBGC by regulation shall have waived the requirement of section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of section 412 of the IRC and of section 302 of ERISA shall not be so excluded regardless of the issuance of any such waiver of the notice requirement in accordance with either section 4043(a) of ERISA or section 412(d) of the IRC), or

                    (B) "prohibited  transaction"  (as defined in section 406 of
               ERISA or section 4975 of the IRC),

                    In  connection  with any Pension  Plan or any trust  created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the DOL or the PBGC with respect thereto, and

                    (ii) prompt written notice of and, where applicable, a description of

                    (A) any notice from the PBGC in respect of the commencement of any proceeding pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                    (B) any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Pension
                         Plan, and any determination of the PBGC in respect thereof,

                    (C)  the   placement   of   any   Multiemployer    Plan   in
                         reorganization status under Title IV of ERISA,

                    (D) any Multiemployer Plan becoming "insolvent" (as defined in section 4245 of ERISA) under Title IV of ERISA, and

                    (E) the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith;

                    (f) Actions, Proceedings - promptly after the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would have a Material Adverse Effect;

                    (g) Certain Environmental Matters - promptly written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed immediately prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in Section 2.13;

                    (h) Notice of Default or Event of Default - immediately upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                    (i) Notice of Claimed Default - immediately upon becoming aware that the holder of any Note, or of any Debt or any Security of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event or Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto; and

                    (j) Requested Information - with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes, including, without limitation,

                    (i) copies of any statement, report or certificate furnished to any holder of any Debt or any Security of the Company or any Subsidiary,

                           (ii) information requested to comply with any request
                  of the National Association of Insurance Commissioners in respect of the designation of the Notes, and

                           (iii) information  requested to comply with 17 C.F.R.
                  ss.230.144A, as amended from time to time,

         provided that any such request with respect to any of the data and information referred to in the foregoing clauses (i), (ii), (iii) shall be deemed to be reasonable for purposes of this Section 7.1(j).

         7.2.     Officers' Certificates.

         Each set of financial statements delivered to each holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 6.1 through Section 6.9, inclusive, during the period covered by the statement of operations then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculations of the amounts, ratio or percentage then in existence); and

                  (b) Event of Default - a statement that the signers have reviewed the relevant terms hereof and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3.     Accountants' Certificates.

         Each set of annual financial statement delivered pursuant to Section 7.1(b) shall be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

         7.4.     Inspection.

         The Company will permit the representatives of each holder of Notes, at the expense of the Company at any time when a Default or Event of Default has occurred and is in existence, and otherwise at the expense of such holder, to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company and the Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

8.       EVENTS OF DEFAULT

         8.1.     Nature of Events.

         An "Event of Default" shall exist if any of the following occurs and is continuing at any time:

                  (a) Principal or Make-Whole Amount Payments - the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due;

                  (b) Interest Payments - the Company shall fail to make any payment of interest on any Note on or before five (5) Business Days after the date such payment is due;

                  (c) Particular Covenant Defaults - the Company or any Subsidiary shall fail to perform or observe any covenant contained in
         Section 6.1 through 6.8, inclusive, or in Section 7.1(h) or Section 7.1(i), and such failure shall continue for more than five (5) days after such failure shall first become known to any officer of the Company;

                  (d) Other Defaults - the Company or any Subsidiary shall fail to comply with any other provision hereof, and such failure shall continue for more than thirty (30) days after such failure shall first become known to any officer of the Company;

                  (e) Warranties or Representations - any warranty, representation or other statement by or on behalf of the Company contained herein or in any certificate or instrument furnished in compliance with or in reference hereto shall have been false or misleading in any material respect when made;

                  (f)      Default on Debt or Security -

                    (i) the  Company  or any  Subsidiary  shall fail to make any payment on any Debt or any Security when due; or

                           (ii) any event  shall  occur or any  condition  shall
                  exist in respect of any Debt or any Security of the Company or any Subsidiary, or under any agreement securing or relating to any such Debt or Security, that immediately or with any one or more of the passage of time, the giving of notice or the expiration of waivers or modifications granted in respect of such event or condition:

                                    (A)  causes (or  permits  any one or more of
                           the holders thereof or a trustee therefor to cause) such Debt or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or

                                    (B)  permits  any one or more of the holders
                           thereof or a trustee therefor to require the Company or any Subsidiary to repurchase such Debt or Security from such holder;

                  provided that the aggregate amount of all obligations in respect of all such Debt and Securities referred to in this clause (f) exceeds at such time Three Million Dollars ($3,000,000);

                  (g)      Involuntary Bankruptcy Proceedings -

                           (i) a receiver,  liquidator,  custodian or trustee of
                  the Company or any Subsidiary, or of all or any part of the Property of either, shall be appointed by court order and such order shall remain in effect for more than thirty (30) days, or an order for relief shall be entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary shall be adjudicated bankrupt or insolvent;

                           (ii) any of the Property of the Company or any Subsidiary shall be sequestered by court order and such order shall remain in effect for more than thirty (30) days; or

                           (iii) a petition  shall be filed  against the Company
                  or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within thirty (30) days after such filing;

                  (h) Voluntary Petitions - the Company or any Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law;

                  (i) Assignments for Benefit of Creditors, etc. - the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or any Subsidiary or of all or any part of the Property of either; or

                  (j) Undischarged Final Judgments - a final judgment or final judgments for the payment of money aggregating in excess of Three Million Dollars ($3,000,000) shall be outstanding against any one or more of the Company and the Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry and shall not have been discharged in full or stayed.

         8.2.     Default Remedies.

                  (a)      Acceleration on Event of Default.

                           (i) If an Event of Default  specified  in clause (g),
                  clause (h) or clause (i) of Section 8.1 shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon and the Make-Whole Amount at such time with respect to such principal amount of such Notes; in each case without presentment, demand, protest of notice of any kind, all of which are hereby expressly waived.

                           (ii) If an Event of Default other than those specified in clause (g), clause (h) and clause (i) of Section
                  8.1 shall exist, the holder or holders of at least fifty percent (50%) in principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, immediately due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall immediately pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by applicable law, the Make-Whole Amount on the date of such declaration with respect to such principal amount of such Notes.

                  (b) Acceleration on Payment Default. During the existence of an Event of Default described in Section 8.1(a) or Section 8.1(b), and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii), any holder of Notes that shall have not consented to any waiver with respect to such Event of Default may, at such holder's option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, immediately due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall immediately pay to such holder the entire principal of interest accrued on such Notes and, to the extent permitted by applicable law, the Make-Whole Amount at such time with respect to such principal amount of such Notes.

                  (c) Valuable Rights. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

                  (d) Other Remedies. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii) and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Notes may be accelerated only in accordance with Section 8.2(a) and Section 8.2(b).

                  (e) Nonwaiver and Expenses. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, or shall fail to comply with any other provision hereof, or if there shall be a controversy or potential controversy between the Company and one or more holders of Notes as to any of the provisions of this Agreement or the Notes, the Company shall pay to each holder of Notes, to the extent permitted by applicable law, such further amounts as shall be sufficient to cover the costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by each such holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

         8.3.     Annulment of Acceleration of Notes.

         If a declaration is made pursuant to Section 8.2(a)(ii), then and in every such case, the holders of at least fifty-one percent (51%) in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiaries and any Affiliates) may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                    (a) no  judgment or decree  shall have been  entered for the payment of any moneys due on or pursuant hereto or the Notes;

                  (b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes that shall have become due and payable by reason of such declaration under Section 8.2(a)(ii)) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been waived pursuant to Section 10.5 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

9.       INTERPRETATION OF THIS AGREEMENT

         9.1.     Terms Defined.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  Acceptable Consideration - means with respect to any Transfer of any Property of the Company or a Subsidiary, cash consideration, promissory notes or such other consideration (or any combination of the foregoing) received by such Person in connection with such Transfer as is, in each case, determined by the Board of Directors, in its good faith opinion, to be in the best interests of the Company and to reflect the Fair Market Value of such Property. It is understood that the Company's or such Subsidiary's acceptance of any such consideration in connection with such Transfer will constitute an investment and may, depending upon the form of such consideration, constitute a Restricted Investment made by the Company or such Subsidiary.

                  Affiliate - means, at any time, a Person (other than a Subsidiary):

                  (a)  that   directly  or   indirectly   through  one  or  more
         intermediaries Controls, or is Controlled by, or is under common Control with, the Company;

                    (b) that  beneficially  owns or holds five  percent  (5%) or more of any class of the Voting Stock of the Company;

                  (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary; or

                  (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary;

         at such time.

         As used in this definition:

                  Control - means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreement - means this agreement, as it may be amended and restated from time to time.

         Applicable Minimum Denomination - means, at any time, with respect to any Note, the product of:

                  (a)      Five Million Dollars ($5,000,000), multiplied by

                  (b)      the quotient of

                    (1) the aggregate principal amount of Notes outstanding at such time, divided by

                    (2)  Sixty Million Dollars ($60,000,000);

provided that:

                  (A) If such Note was issued on the Closing Date in an original principal amount less than Five Million Dollars ($5,000,000) or if such Note was issued in exchange for a Note that was issued on the Closing Date in an original principal amount less than Five Million Dollars ($5,000,000) (or was issued as a result of any number of successive exchanges of Notes referred to in this clause (A)), then in determining the Applicable Minimum Denomination with respect to such Note there shall be substituted in clause (a) of this definition, in place of "Five Million Dollars ($5,000,000)," the original principal amount of such Note issued on the Closing Date in such original principal amount less than Five Million Dollars ($5,000,000); and

                  (B) If two or more Notes are held or are proposed to be held by a single Person, and/or by two or more Persons that are Investor Affiliates of one another, then the Applicable Minimum Denomination with respect to each of such Notes shall be One Million Dollars ($1,000,000) (except as may be necessary to reflect any principal amount not evenly divisible by One Million Dollars ($1,000,000)).

         Board of Directors - means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

         Business Day - means, at any time, a day other than a Saturday, a Sunday or a day on which the bank designated by the holder of a Note to receive (for such holder's account) payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

         Capital Expenditures - means the costs of acquisition or construction of any asset that at the time of acquisition or construction has an expected economic useful life of more than one (1) year, and would be shown on a balance sheet (or on a statement of financial condition) of the acquiring or constructing Person as an asset.

         Capital Lease - means, at any time, a lease with respect to which the lessee is required by GAAP to recognize the acquisition of an asset and the incurrence of a liability at such time.

         Closing - Section 1.2.

         Closing Date - Section 1.2.

         Company - introductory paragraph hereof.

         Consolidated Assets - means, at any time, the amount at which the assets of the Company and the Subsidiaries would be shown on a consolidated balance sheet (or on a consolidated statement of financial condition) of such Persons at such time after deduction of depreciation, amortization and all other properly deductible valuation reserves.

         Consolidated Capitalization - means, at any time, the sum of

                  (a)      Consolidated Net Worth, plus

                  (b)      Consolidated Funded Debt,

in each case determined at such time.

         Consolidated Debt - means, at any time, the aggregate amount of Debt of the Company and the Subsidiaries, determined at such time after eliminating intercompany transactions among the Company and the Subsidiaries.

         Consolidated Fixed Charges - means, for any period, the sum of

                  (a)      Consolidated Interest Expense for such period, plus

                  (b) the amount payable in respect of such period with respect to Operating Rentals payable by the Company and the Subsidiaries, determined after eliminating intercompany transactions among the Company and the Subsidiaries.

         Consolidated Funded Debt - means, at any time, the aggregate amount of Funded Debt of the Company and the Subsidiaries, determined at such time after eliminating intercompany transactions among the Company and the Subsidiaries.

         Consolidated Interest Expense - means, for any period, the amount of interest accrued or capitalized on, or with respect to, Consolidated Debt for such period, including, without limitation, amortization of debt discount, imputed interest on Capital Leases and interest on the Notes.

         Consolidated Net Income - means, for any period, net earnings (or loss) after income taxes of the Company and the Subsidiaries, determined on a consolidated basis for such Persons, but excluding:

                    (a) net earnings (or loss) of any  Subsidiary  accrued prior to the date it became a Subsidiary;

                    (b) any gain or loss (net of tax effects applicable thereto)
               resulting from the sale, conversion or other disposition of capital assets other than in the ordinary course of business;

                    (c) any  extraordinary,  unusual  or  nonrecurring  gains or losses;

                    (d) any gain  arising  from any  reappraisal  or write-up of assets;

                  (e) any portion of the net earnings of any Subsidiary that for any reason is unavailable for payment of dividends to the Company or a Subsidiary;

                  (f) any gain or loss (net of tax effects applicable thereto) during such period resulting from the receipt of any proceeds of any insurance policy;

                  (g) any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, or earnings of any Person substantially all of whose assets have been acquired by the Company or any Subsidiary, for any period prior to the date of acquisition, provided that the earnings referred to in this clause (g) shall not be excluded in determining Consolidated Net Income for purposes of clause (a) of the definition of Consolidated Operating Cash Flow;

                  (h) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions; and

                  (i) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve was made during such period out of income accrued during such period.

               Consolidated Net Income Before Amortization - means, for any period, the sum of

                  (a)      Consolidated Net Income for such period, plus

                  (b) the aggregate amount of amortization of intangibles (to the extent, and only to the extent, that such aggregate amount was deducted in the computation of Consolidated Net Income for such period).

         Consolidated Net Worth - means, at any time, total shareholders' equity as would be shown on a consolidated balance sheet (or on a consolidated statement of financial condition) of the Company and the Subsidiaries at such time.

         Consolidated Operating Cash Flow - means, for any period, the sum of:

                  (a)      Consolidated Net Income for such period, plus

                  (b)      the aggregate amount of:

                           (i)      Consolidated Fixed Charges, and

                           (ii)     income taxes, depreciation and amortization

         (to the extent, and only to the extent, that such aggregate amount was deducted in the computation of Consolidated Net Income for such period). Consolidated Operating Cash Flow shall be adjusted retroactively on a pro forma basis to give effect to the net income (as determined in the same manner as Consolidated Net Income hereunder) attributable to any Person acquired or disposed of by the Company or any Subsidiary.

         Debt - means, with respect to any Person, without duplication:

                    (a) its  liabilities  for  borrowed  money  (whether  or not evidenced by a Security);

                  (b) any liabilities secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

                  (c)      its liabilities in respect of Capital Leases;

                  (d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at eight percent (8%) per annum; and

                  (e) its Guaranties of any liabilities of another Person constituting liabilities of a type set forth above.

         Default - means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         DOL - means the Department of Labor and any successor agency.

         Dollars or $ - means United States of America dollars.

         Environmental Protection Laws - means any federal, state, county, regional or local law, statute or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any Governmental Authority, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

         As used in this definition:

                  CERCLA - means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith.

                  RCRA - means the Resource Conservation and Recovery Act of 1976, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                  SARA - means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

         ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         ERISA Affiliate - means any corporation or trade or business that:

                    (a) is a member of the same controlled group of corporations
               (within the meaning of section 414(b) of the IRC) as the Company; or

                    (b) is under common  control  (within the meaning of section
               414(c) of the IRC) with the Company.

         Event of Default - Section 8.1.

         Exchange Act - means the Securities Exchange Act of 1934, as amended.

         Excluded Transfers - Section 6.5.

         Fair Market Value - means, at any time, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell, respectively.

         Foreign Pension Plan - means any plan, fund or other similar program.

                  (a) established or maintained outside of the United States of America by any one or more of the Company or the Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Subsidiaries which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

                  (b)      not otherwise subject to ERISA.

         Funded Debt - means, at any time of determination, with respect to any Person, all Debt of such person that is expressed to mature more than one (1) year from the date of the creation thereof or that is extendible or renewable at the option of such Person to a time more than one (1) year after the date of the creation thereof (whether or not at such time of determination such Debt is payable within one (1) year).

         GAAP - means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         Governmental Authority - means:

                  (a)      the government of

                    (i) the  United  States  of  America  and any state or other political subdivision thereof, or

                           (ii) any other  jurisdiction (y) in which the Company
                  or any Subsidiary  conducts all or any part of its business of
                  (z) that asserts jurisdiction over the conduct of the affairs or Properties of the Company or any Subsidiary; and

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         Guaranty - means, with respect to any Person (for the purposes of this definition, the "Guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of the Guarantor guaranteeing or in effect guaranteeing (including, without limitation, by means of a surety bond, letter of credit or other similar instrument, whether or not designated as a "guaranty") any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the
Guarantor:

                    (a) to  purchase  such  indebtedness  or  obligation  or any
               Property constituting security therefor;

                    (b) to advance or supply funds

                    (i) for the  purpose  of  payment  of such  indebtedness  or obligation, or

                    (ii) to maintain  working capital or other balance sheet (or
               statement  of  financial   condition)  condition  or  any  income
               statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty. Without limiting the generality of the foregoing, it is agreed and understood that each general partner of a partnership shall be deemed to be a Guarantor of all indebtedness and other obligations of such partnership and such partnership shall be deemed to be the Primary Obligor in respect of such indebtedness and other obligations. For purposes of the immediately preceding sentence, a Person shall be deemed to be a general partner of any so-called "joint venture" or other arrangement (whether or not constituting a partnership), and such joint venture or other arrangement shall be deemed to be a partnership, if, pursuant to applicable law, by contract or otherwise, such Person is liable, directly or indirectly, contingently or otherwise, either individually or jointly with one or more other Persons, for the indebtedness or other obligations of such joint venture or other arrangement.

         Hazardous Substances - means any and all pollutants, contaminants, toxic or hazardous wastes and any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be, in each of the foregoing cases, restricted, prohibited or penalized by any applicable law.

         Institutional Investor - means the Purchasers, any affiliate of any of the Purchasers, any holder or beneficial owner of Notes that is an "accredited investor" as defined in section 2(15) of the Securities Act and or a "qualified institutional buyer" as defined in 17 C.F.R. ss.230.144A, as amended from time to time.

                    Investment  -  means  any  investment,  made  in  cash or by delivery of Property, by the Company or any Subsidiary:

                  (a)  in  any  Person,   whether  by   acquisition   of  stock,
         indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or

                  (b)      in any Property.

Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

         Investor Affiliate - means, at any time, with respect to any holder or proposed holder of Notes, any Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such holder or proposed holder.

         As used in this definition:

                  Control - means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person (including, without limitation, the management and policies of the investment of assets of such Person), whether through the ownership of voting securities, by contract or otherwise. Without limitation of the foregoing, any separate account of an insurance company shall be deemed to be Controlled by such insurance company.

         IRC - means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         IRS - means the Internal Revenue Service and any successor agency.

         Lien - means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, sale with recourse or a trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" includes, without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property and includes, without limitation, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements. For the purposes hereof, the Company and each Subsidiary shall be deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

         Make-Whole Amount - means, with respect to any date (a "Prepayment Date") and any principal amount ("Prepaid Principal") of Notes required for any reason to be paid prior to the regularly scheduled maturity thereof on such Prepayment Date, the greater of

                  (a)      Zero Dollars ($0), and

                  (b) (i) the sum of the  present  values of the then  remaining scheduled payments of principal and interest that would be payable in respect of such Prepaid Principal but for such prepayment or acceleration, minus

                           (ii)     the sum of

                    (A)  the amount of such Prepaid Principal, plus

                    (B)  the  amount  of  interest   accrued  on  such   Prepaid
                         Principal since the scheduled interest payment date immediately preceding such Prepayment Date.

In determining such present values, a discount rate equal to the Make-Whole Discount Rate with respect to such Prepayment Date and Prepaid Principal divided by two (2), and a discount period of six (6) months to thirty (30) days each, shall be used.

         As used in this definition:

               Make-Whole Discount Rate - means, with respect to any Prepayment Date and Prepaid Principal, the sum of

                  (a) the per annum percentage rate (rounded to the nearest three (3) decimal places) equal to the (i) yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Prepayment Date with respect to such Prepaid Principal on the display designated as the "USD Screen" on the Bloomberg Financial Market
         Service (or such other screen as may replace the USD Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of such Prepaid Principal as of such Prepayment Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the yield to maturity derived from the annual yield to maturity of the United States Treasury obligation listed in the Applicable H.15 as of such Prepayment Date for the then most recently available day in such Applicable H.15 with a Treasury Constant Maturity (as defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of such Prepaid Principal determined as of such Prepayment Date, plus

                  (b) forty one-hundredths percent (0.40%) per annum. For purposes of clause (a) of the preceding sentence, if no United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to the Weighted Average Life to Maturity of such Prepaid Principal is listed, the yields for the two (2) published United States Treasury obligation with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

                  Applicable H.15 - means, at any time, United States Federal Reserve Statistical Release H.15(519) or its successor publication then most recently published and available to the public or, if no such successor publication is available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

                  Weighted Average Life to Maturity - means, with respect to any Prepayment Date and Prepaid Principal, the number of years obtained by dividing the Remaining Dollar-Years of such Prepaid Principal determined on such Prepayment Date by such Prepaid Principal.

                  Remaining Dollar-Years - means, with respect to any Prepayment Date and Prepaid Principal, the result obtained by

                  (a) multiplying, in the case of each required payment of principal (including payment at maturity) that would be payable in respect of such Prepaid Principal but for such prepayment,

                    (i) an amount equal to such  required  payment of principal, by

                           (ii) the number of years  (calculated  to the nearest
                  one-twelfth (1/12) that will elapse between such Prepayment Date and the date such required principal payment would be due if such Prepaid Principal had not be so prepaid, and

                  (b) calculating the sum of each of the products obtained in the preceding subsection (a).

         Mandatory Principal Amortization Payments - Section 4.1.

         Margin   Security  -  means  "margin   stock"  within  the  meaning  of
Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

         Material Adverse Effect - means a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations set forth herein and in the Notes.

         Multiemployer Plan - means any "multiemployer plan" (as defined in section 3 of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as defined in section 3 of ERISA).

         Note Purchase Agreements - Section 1.2.

         Notes - Section 1.1.

         Offering Memorandum - Section 2.1.

         Operating Lease - means, with respect to any Person, any lease other than a Capital Lease.

     Operating Rentals - means all fixed payments that the lessee is required to make by the terms of any Operating Lease.

         OSHA - means the Occupational Safety and Health Act of 1970, together with all rules, regulations and standards promulgated pursuant thereto, all as amended from time to time.

         PBGC - means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

         Pension Plan - means, at any time, any "employee pension benefit plan" (as defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company of such ERISA Affiliate, excluding any Multiemployer Plan.

         Person  -  means  an  individual,  sole  proprietorship,   partnership,
corporation, trust, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.

         Placement Agent - means William Blair & Company, L.L.C.

         Preferred Stock - means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         Property - means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         Purchase Money Lien - means a Lien held by any Person (whether or not the seller of such Property) on tangible Property (or a group of related items of Property the substantial portion of which are tangible) acquired or constructed by the Company or any Subsidiary, which Lien secures all or a portion of the related purchase price or construction costs of such Property, provided that such Lien

               (a) is created contemporaneously with, or within thirty (30) days of, such acquisition or construction,

                  (b) encumbers only Property purchased or constructed after the Closing Date and acquired with the proceeds of the Debt secured thereby, and

                  (c)      is not thereafter extended to any other Property.

         Purchasers - means the purchasers of the Notes set forth in Annex 1 hereto.

         Required Holders - means, at any time, the holders of at least fifty-one percent (51%) in principal amount of the Notes at any time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary and any Affiliate).

         Restricted Investment - means, at any time, all Investments except the following:

                    (a) Investments in Property to be used in the ordinary course of business of the Company and the Subsidiaries;

                  (b) Investments in current assets arising from the sale of goods and services in the ordinary course of business of the Company and the Subsidiaries;

                  (c) Investments in one or more Subsidiaries or any corporation that concurrently with such Investment becomes a Subsidiary;

                  (d) Investments in direct obligations of, or obligations guarantied by, the United States of America or any agency of the United States of America the obligations of which agency carry the full faith and credit of the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                  (e) Investments in negotiable certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits aggregating at least Two Hundred Fifty Million Dollars ($250,000,000) and the long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) of which are rate "A" or higher by Standard & Poor's Corporation or "A2" or higher by Moody's Investors Service, provided that such certificates of deposit mature within one
         (1) year from the date of acquisition thereof;

                  (f) Investments in commercial paper rated "A-1" or higher by Standard & Poor's Corporation or "P-1" or higher by Moody's Investors Service, provided that such obligations mature within two hundred seventy (270) days from the date or creation thereof; and

                  (f) Investments in any obligation of any state of the United States of America or any municipality thereof rated "BBB" or higher by Standard & Poor's Corporation or "Baa" or higher by Moody's Investors Service, provided that such obligations mature within one (1) year from the date of acquisition thereof.

         Restricted Payment - means:

                  (a) any dividend or other distribution, direct or indirect, on account of any shares of capital stock of the Company or any Subsidiary (other than on account of capital stock of a Subsidiary owned legally and beneficially by the Company or a Wholly-Owned Subsidiary) now or hereafter outstanding, whether in cash or other Property, except a dividend or other distribution payable solely in shares of common stock of such Person; and

                  (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of the Company or any Subsidiary (other than on account of capital stock of a Subsidiary owned legally and beneficially by the Company or a Wholly-Owned Subsidiary) now or hereafter outstanding, or of any warrants, rights or options to acquire any shares of such stock.

         Securities Act - means the Securities Act of 1933, as amended.

         Security - means "security" as defined in section 2(1) of the Securities Act.

         Senior Financial Officer - means the chief financial officer, the principal accounting officer, the controller or the treasurer of the Company.

     Senior Officer - means the chief executive officer, the president or the chief financial officer of the Company.

         Subsidiary - means, at any time, a corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of the Voting Stock at such time.

         Subsidiary Stock - Section 6.5.

         Surviving Corporation - Section 6.6.

         Total Subsidiary Debt - means, at any time, without duplication, the aggregate amount of Debt and Preferred Stock of the Subsidiaries, determined at such time after eliminating intercompany transactions among the Company and the Subsidiaries.

         Transfers - Section 6.5.

         Voting Stock - means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

         Wholly-Owned Subsidiary - means, at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by, and all of the Debt of which is held by, any one or more of the Company and the other Wholly-Owned Subsidiaries at such time.

         9.2.     GAAP.

         Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall, unless otherwise specified, be done in accordance with GAAP, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term was defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

         9.3.     Directly or Indirectly.

         Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         9.4.     Section Headings and Table of Contents and Construction.

                  (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder," and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless otherwise specified, references to Sections are to Sections of this Agreement, references to Annexes are to Annexes to this Agreement and references to Exhibits are to Exhibit to this Agreement.

                  (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

         9.5.     Governing Law.

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL ILLINOIS LAW.

10.      MISCELLANEOUS

         10.1.    Communications.

                  (a) Method; Address. All communications hereunder or under the Notes shall be in writing, shall be (y) hand delivered or deposited into the United States mail (registered or certified mail), postage prepaid and (z) sent by overnight courier or by facsimile transmission, and shall be addressed,

                           (i)      if to the Company,

                                    Littelfuse, Inc.
                                    800 East Northwest Highway
                                    Des Plaines, Illinois  60016
                                    Attention:  Chief Financial Officer
                                    Facsimile:  (847) 824-3864

     or at such other address as the Company shall have furnished in writing to all holders of the Notes at the time outstanding, and

                           (ii)     If to any of the holders of the Notes.

                                    (A) If such holders are the  Purchasers,  at
                           their respective addresses set forth on Annex 1, and further including any parties referred to on Annex 1 that are required to receive notices in addition to such holders of the Notes, and

                                    (B) If such holders are not the  Purchasers,
                           at their respective addresses set forth in the register for the registration and transfer of Notes maintained pursuant to Section 6.13,

         or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 10.1 to the Company (which other address shall be entered in such register).

                  (b) When Given. Any communication so addressed and deposited in the United States mail, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be received on the third (3rd) succeeding Business Day after the day of such deposit (not including the date of such deposit). Any communication so addressed and otherwise delivered shall be deemed to be received when actually received at the address of the addressee.

                  (c) Certificates, etc. Whenever under this Agreement any certificate or other writing is given by any director, officer or employee of the Company or any Subsidiary, such certificate of other writing shall be delivered by such director, officer or employee on behalf of the Company or such Subsidiary in his or her capacity as such director, officer or employee, and not in his or her individual capacity.

         10.2.    Reproduction of Documents.

     This Agreement and all documents relating hereto, including, without limitation,

               (a) consents, waivers and modifications that may hereafter be executed,

               (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and

               (c) financial statements, certificates and other information previously or hereafter furnished to you or any other holder of Notes,

may be reproduced by any holder of Notes by any photographic, photostatic, microfilm, microcard, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 10.2 shall prohibit the Company or any holder of Notes from contesting the validity or the accuracy of any such reproduction.

         10.3.    Survival.

         All warranties, representations, certifications and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

         10.4.    Successors and Assigns.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by you or your successor or assign.

         10.5.    Amendment and Waiver.

                  (a) Requirements. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided that no such amendment or waiver of any of the provisions of Section 1 through Section 4, inclusive, or any defined term used therein, shall be effective as to any holder of Notes unless consented to by such holder in writing; and provided further that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding,

                           (i) subject to Section 8, change the amount or time of any prepayment or payment of principal or Make-Whole Amount or the rate or time of payment of interest,

                           (ii)     amend Section 8,

                           (iii)    amend the definition of Required Holders, or

                           (iv) amend this Section 10.5.

                  (b)      Solicitation of Noteholders.

                           (i) Solicitation. The Company shall not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 10.5 shall be delivered by the Company to each holder of outstanding Notes immediately following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

                           (ii)  Payment.  The  Company  shall not,  directly or
                  indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

                           (iii) Scope of Consent.  Any consent made pursuant to
                  this Section 10.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

                  (c) Binding Effect. Except as provided in Section 10.5(b)(iii), any amendment or waiver consented to as provided in this
         Section 10.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

                  (d) Expenses. The Company shall pay when billed the reasonable expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents pursuant to the provisions hereof (except that the Company shall not be required to pay the allocated cost of your counsel who are your employees or your affiliates' employees), whether or not any such amendments, waivers or consents are executed.

         10.6.    Payments on Notes.

                  (a) Manner of Payment. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to payments as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to Section 5.1.

                  (b) Payments Due on Holidays. If any payment due on, or with respect to, any Notes shall fall due on a day other than a Business Day, then such payment shall be made on the first (1st) Business Day following the day on which such payment shall have so fallen due, provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first (1st) following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment and the amount of the next succeeding interest payment shall be adjusted accordingly.

                  (c) Payments, When Received. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 11:00 a.m. (local time of such bank).

         10.7.    Entire Agreement; Severability.

         This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms. In case any one or more of the provisions contained in this Agreement or in any Note, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         10.8.    Duplicate Originals, Execution in Counterpart.

         Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

      [Remainder of page intentionally blank; next page is signature page.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding between us in accordance with its terms.

                                                              Very truly yours,

                                                              LITTELFUSE, INC.



                                            By:      _________________________
                                            Name:    _________________________
                                            Title:   _________________________

The foregoing is agreed to as of the date hereof.


PRINCIPAL LIFE INSURANCE COMPANY


By: ___________________________________
Name:
Title:


NATIONWIDE LIFE INSURANCE COMPANY


By: ___________________________________
Name:
Title:


AMERICAN FAMILY LIFE INSURANCE COMPANY


By: ___________________________________
Name:
Title:


TMG LIFE INSURANCE COMPANY


By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:


BENEFICIAL LIFE INSURANCE COMPANY


By: ___________________________________
Name:
Title:

                                     ANNEX 1

                                     ANNEX 1



                                           INFORMATION AS TO PURCHASERS


                                                                           Principal Amount of
Name and Address of Purchaser                                               Notes to be Purchased

PRINCIPAL LIFE INSURANCE COMPANY                                  $26,900,000 (general account note)
711 High Street                                                    $1,500,000 (general account note)
Des Moines, IA 50392-0800                                          $4,600,000 (separate account note)
Attention:  Investment Department -
Securities Division
Ref:  Bond No. 61760

All notices with respect to the Notes, except with respect to payment, should be sent to the address above.

All notices with respect to payments on the Notes should be sent to:

         Principal Life Insurance Company
         711 High Street
         Des Moines, IA 50392-0960
         Attention:  Investment Accounting - Securities
         [Telefacsimile: (515) 248-2643
         Confirmation:  (515) 247-0689]
         Ref: Bond No. 61760

All payments with respect to the two general account Notes are to be made by a wire transfer of immediately available funds to:

         Norwest Bank Iowa, N.A.
         7th & Walnut Streets
         Des Moines, IA 50309
         ABA No.: 073 000 228

         For credit to Principal Life Insurance Company,
         Account No.014752, Reference:
         OBI PFGSE(S)B0061760()
         Tax Identification Number:  42-0127290

All payments with respect to the separate account Note are to be made by a wire transfer of immediately available funds to:

         Norwest Bank Iowa, N.A.
         7th & Walnut Streets
         Des Moines, IA 50309
         ABA No.: 073 000 228

         For credit to Principal Life Insurance Company,
         Separate Account No.032395, Reference:
         OBI PFGSE(S)B0061760()
         Tax Identification Number:  42-0127290



                                                                                     Principal Amount of
Name and Address of Purchaser                                                        Notes to be Purchased

NATIONWIDE LIFE INSURANCE                                                           $13,000,000
     COMPANY
One Nationwide Plaza
Columbus, Ohio 43215-2220

Send notices and communications to:

         Nationwide Life Insurance Company
         One Nationwide Plaza (1-33-07)
         Columbus, Ohio  43215-2220
         Attention:  Corporate Fixed-Income Securities

Wiring Instructions:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company
         Attn:  P & I Department
         PPN#  537008 B * 4
         Security Description: Littelfuse, Inc.
                                      6.16% Senior Notes due
                                      September 1, 2005

         All notices of payment on or in respect to the security should be sent to:

         Nationwide Life Insurance Company
         c/o The Bank of New York
         PO Box 19266
         Attn:  P & I Department
         Newark, NJ  07195

         With a copy to:

         Nationwide Life Insurance Company
         Attn:  Investment Accounting
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220

         The original note should be registered in the name of Nationwide Life Insurance Company and delivered to:

         The Bank of New York
         One Wall Street
         3rd Floor - Window A
         New York, NY  10286
         F/A/O Nationwide Life Insurance Co. Acct. #267829


Tax ID #31-4156830




                                                                                     Principal Amount of
Name and Address of Purchaser                                                        Notes to be Purchased

AMERICAN FAMILY LIFE INSURANCE                                                      $6,000,000
     COMPANY
600 American Parkway
Madison, WI  53783-0001
Attn:  Investment Division - Private Placements

Number of Notes/Denominations:

$6,000,000

Payments:

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds. Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate and final maturity date) of the Notes, and the due date and application among principal and interest of the payment being made. Payment shall be made to:

         Firstar Bank Milwaukee, N.A.
         Account of Firstar Trust Company
         ABA #075000022
         For Credit To Account #112-950-027
         Trust Account #000018012500 for Life Portfolio
         Attn:  Accounting Department

Notices:

         All notices and communications, including notices with respect to payments and written confirmation of such payment as well as quarterly and annual financial statements, be addressed as first provided above.

Nominee Name in which Notes are to be registered:

         BAND & Co.

Delivery of Notes:

         Send special delivery by overnight carrier to:

         Firstar Bank of Madison
         1 South Pinckney Street
         Madison, WI  53703
         Attn:  Business Custody

In addition, a specimen copy of each Note should be sent to American Family Life Insurance Company as addressed above.

Tax ID #39-6040365




                                                                                       Principal Amount of
Name and Address of Purchaser                                                        Notes to be Purchased

TMG LIFE INSURANCE COMPANY $5,000,000 c/o The Mutual Group (U.S.), Inc.
401 North Executive Drive, Suite 300
Brookfield, WI  53008-0503
Attention:  Connie Keller
Phone:  (414) 641-4022
Facsimile:  (414) 641-4055

All payments on account of the Notes shall be made by wire or intrabank transfer of immediately available funds to:

Norwest Bank Minnesota, N.A.
ABA#  091000019
BNF:  A/C:  0840245
BNF:  Trust Clearing Account
REF: ATTN:  Income Collections
TRUST ACCOUNT:  13075700
Littelfuse, Inc.  PPN: 537008 B * 4

All notices in respect of payment shall be delivered to:

TMG Life Insurance Company
c/o The Mutual Group (U.S.), Inc.
Attn:  Tamie Greenwood
401 North Executive Drive, Suite 300
Brookfield, WI 53008-0503
Telephone:  (414) 641-4027
Facsimile:  (414) 641-4055

All other communications shall be delivered to:

TMG Life Insurance Company
c/o The Mutual Group (U.S.), Inc.
401 North Executive Drive, Suite 300
Brookfield, WI 53008-0503
Telephone:  (414) 641-4027
Facsimile:  (414) 641-4055

Name of Nominee in which Notes are to be issued:  TMG Life Insurance Company

Taxpayer I.D. Number:  #45-0208990

     Please Note:TMG Life Insurance Company requires TWO signatures on all signature pages.




                                                                                       Principal Amount of
Name and Address of Purchaser                                                        Notes to be Purchased

BENEFICIAL LIFE INSURANCE                                                           $3,000,000
     COMPANY

INSTITUTION OR INSTITUTIONAL ADVISOR             ACCOUNT SET UP INFORMATION

Address                                       Beneficial Life Insurance Co/BLIC
                                               Attn:  Ken Steiner
                                                      36 S. State
                                                      Salt Lake City, UT 84316

Investment Advisor/Phone                     Bruce Cundick        (801) 933-1279
                                             Sterling Russell     (801) 933-1239
                                             Mark Siddoway        (801) 933-1238


Investment Advisor Operations Officer/Phone  Ken Steiner          (801) 933-1291
                                             Susan Denton         (801) 933-1279


Investment Advisor Fax Copies Phone          Kathy Grange         (801) 531-3315




SETTLEMENT INSTRUCTIONS

1.   Delivery instructions for Depository Eligible           Settle at Depository Trust Company of New York (DTC-NY)
     Securities settling in Next Day Funds                   (See Security Trade Coding below for details)

2.   Delivery Instructions for Depository Eligible           Same as #1 above
     Securities settling in Same Day Funds

3.   Delivery Instructions for Securities settling thru      Zions First National Bank - Salt Lake City
     Fed Book Entry System.                                  Fed Wire #1240-0005-4
                                                             Zions SLC/CUST For the Account of Deseret Trust Co.
                                                             (801) 524-4640

4.   Delivery Instructions for Securities settling at        Deliver to PTC for ZDES
     Participants Trust Company (PTC)                        Confirm with Deseret Trust Co. - Annette/Irene
                                                             (801) 363-2992

5.   Delivery Instructions for Securities not Eligible for United Missouri Trust
     Company of New York Settlement at Depository Trust Company, New York or One
     Battery Park Plaza, 8th Floor thru Fed Book Entry System New York, NY 10004
                                                             (212) 968-1990
                                                             for the account of Zions First National Bank
                                                              Account #69-0180-00-5

Contact at Deseret Trust Company for Security Settlements    Annette Rohovit, Irene Hester, Vicki Rows

Deseret Trust Company's Fax Copies Phone #                   (801) 363-2995

INSTITUTION(S) FOR WHICH INVESTMENT ADVISORS ACT(S)
SECURITY TRADE CODING INFORMATION FOR BROKERS

Institution Name                                             Deseret Trust Company

Investment Advisor Institution ID #                          25782

Agent Bank Name                                              Deseret Trust Company

Agent Bank ID#                                               25782

Agent Bank's DTC Participant Clearing #                      0958

Agent Bank Internal # for Account                            245501028 BLIC -General to be give by Trader to Broker
                                                             245500202 BLIC - Gen. EQ
                                                             245500210 BLIC - Val EQ
                                                             245501010 BLIC - Pledged
                                                             245501044 BLIC - Tot Ret Fixed



BROKER ACCOUNT STATEMENTS                           Deseret Trust Company (copy 1)    Beneficial Life Insurance Co.
-------------------------
                                                                                      (copy 2)
                                                    c/o Harvey S. Glade               c/o Ken Steiner
                                                    P.O. Box 11558                    36 S. State St.
                                                    SLC, UT 84147                     Salt Lake City, UT 84136


TAX ID # FOR INSTITUTIONS FOR WHICH ADVISORS        87-0115120
ACT(S)


                                                      ANNEX 1
                                                      ANNEX 2
                                                      ANNEX 2



                                          PAYMENT INSTRUCTIONS AT CLOSING


Wire transfer instructions for purchasers of Littelfuse, Inc. Senior Notes:

                  Bank:                         First National Bank of Chicago
                                                  One First National Plaza
                                                  Chicago, IL  60670-0685

                  ABA#:                              071000013

                  Account Name:                  Littelfuse, Inc.

                  Account #:                        52-64626

                  Littelfuse, Inc. Contact:      Linda Bartuch
                                                  (847) 391-0362

                                                      ANNEX 3




                                             INFORMATION AS TO COMPANY

                                                    EXHIBIT B-2



                                                                     EXHIBIT A

                                                  [FORM OF NOTE]

                                                 LITTELFUSE, INC.

                                      6.16% Senior Note due September 1, 2005

No.  R-___

$____________________                                                   [Date]

PPN:

         LITTELFUSE, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ___________ or registered assigns the principal sum of _____________________ DOLLARS ($__________________) on
September 1, 2005 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of six and sixteen one-hundredths percent (6.16%) per annum, quarterly on the first day of each March, June, September and December in each year, commencing on December 1, 1998, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law and (b) eight and sixteen one-hundredths percent (8.16%) per annum.

         Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement (defined below).

         This  Note is one of an  issue of Notes  of the  Company  issued  in an aggregate principal amount limited to Sixty Million Dollars ($60,000,000) pursuant to the Company's Note Purchase Agreement, dated as of September 1, 1998, (the "Note Purchase Agreement"), with the purchasers listed on Annex 1 thereto. This Note is entitled to the benefits of the Note Purchase Agreement and the terms thereof are incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

         This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

         Under  certain  circumstances,   as  specified  in  the  Note  Purchase
Agreement, the principal of this Note (in certain cases together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.


         THIS NOTE AND THE NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL ILLINOIS LAW.

                                                              LITTELFUSE, INC.


                                                    By ________________________

                                                                   Name:

                                                                   Title:

September 1, 1998
Page 3
                                                    EXHIBIT B-2






               FORM OF PURCHASERS' SPECIAL COUNSEL CLOSING OPINION



                                                 September 1, 1998



To Each of the Purchasers
Listed on Schedule I hereto


Ladies and Gentlemen:

         We have acted as your special counsel in connection with the execution and delivery of the Agreement (as hereinafter defined) and your purchase on the date hereof of $60,000,000 aggregate principal amount of 6.16% Senior Notes due September 1, 2005 (the "Notes") of Littelfuse, Inc., a corporation organized under the laws of Delaware (the "Company"), pursuant to a Note Purchase Agreement, dated as of September 1, 1998, entered into by the Company and you (the "Agreement").

         This opinion is being delivered to you pursuant to Section 3.1(b) of the Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Agreement.

         We have examined such certificates of public officials and officers of the Company, documents, corporate records, statutes, rules and regulations, and we have considered such other questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to facts material to our opinion, we have relied, without independent verification, upon the representations of the Company contained in the Agreement and information contained in the Company's certificates delivered in connection with the execution and delivery of the Agreement and the issuance of the Notes. We have assumed the genuineness and completeness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

         Based on the foregoing, and subject to the qualifications set forth herein and the last paragraphs hereof, we are of the opinion that:

         1. The Company is a corporation validly existing in good standing under the General Corporation Law of the State of Delaware, with the corporate power to enter into and perform the Agreement and to issue and sell the Notes.

         2. The Agreement has been duly authorized by proper corporate action on the part of the Company, has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement of the Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         3. The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         4. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         5. The compliance with the terms and provisions of the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

         The opinion of Chapman and Cutler, special counsel to the Company, dated the date hereof and delivered to you pursuant to Section 3.1(a) of the Agreement, is satisfactory in form and scope to us.

         We are admitted to practice in the State of Illinois and express no opinion with respect to, or as to the effect or applicability of, any laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States.

         This opinion is rendered as of the date hereof. We assume no responsibility for updating this opinion to take into account any event, action, interpretation or change of law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.

         This opinion is delivered to you solely for your benefit and may not be furnished to, quoted or relied upon by any other person other than subsequent purchasers or transferees of the Notes; provided, however that this opinion may be disclosed (i) to your agents and employees, (ii) in connection with the enforcement of obligations of the Company under the Notes and the Agreement,
(iii) in response to a subpoena or other legal process, (iv) as otherwise required by applicable law or regulations; or (v) in connection with the sale or transfer of the Notes.

                                                     Very truly yours,

                                                    SCHEDULE I



Principal Life Insurance Company
Nationwide Life Insurance Company
American Family Life Insurance Company
TMG Life Insurance Company
Beneficial Life Insurance Company